Exhibit 99.1

Powerwave Technologies Reports First Quarter Results

    SANTA ANA, Calif.--(BUSINESS WIRE)--May 2, 2005--Powerwave Technologies, Inc. (Nasdaq:PWAV) today reported net sales of $162.2 million for its first quarter ended April 3, 2005, compared to first quarter fiscal 2004 revenues of $63.2 million. Powerwave also reported first quarter net income of $5.4 million, which includes a total of $3.9 million of acquisition related intangible asset amortization and a one-time charge of $0.4 million related to the allocation of a portion of the purchase price associated with Powerwave's acquisition of certain assets of Kaval Wireless to in-process research and development expenses. The net income equates to fully diluted earnings per share of 5 cents for the first quarter, and a basic earnings per share of 5 cents for the same period. This compares to a net loss of $3.3 million, or a basic loss per share of 5 cents for the prior year period. Powerwave completed the acquisition of LGP Allgon Holding AB during the second quarter of 2004 and therefore the results reported herein include the results of LGP Allgon Holding AB for the entire first quarter of fiscal year 2005, but are not included in the first quarter of 2004. Powerwave completed the acquisition of certain assets of Kaval Wireless on February 9, 2005, and the results reported herein include the results for Kaval Wireless from February 9, 2005 through April 3, 2005. For the first quarter of fiscal 2005, excluding the acquisition related charges and intangible asset amortization, Powerwave would have reported operating income of $10.4 million, net income after taxes of $9.0 million and diluted earnings per share of 8 cents.
    "For this first quarter of our fiscal year, we are proud to report sequential quarterly revenue growth and the largest revenue quarter in Powerwave's history," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "This excellent performance by our worldwide Powerwave team took place during the first quarter, which is normally a slow period in the wireless infrastructure industry. We believe that we are off to a strong start for 2005 and clearly we are recognizing the benefits from our acquisition of LGP Allgon as well as realizing the synergies of our combined global organization. During the first quarter, we further strengthened our portfolio of infrastructure products and services for the wireless communications industry through our purchase of Kaval Wireless, a leading supplier of in-building wireless coverage solutions. We believe that the Powerwave suite of global wireless infrastructure products and services is enabling us to enhance our leadership position in both the OEM and direct to operator markets. We remain extremely positive with regards to our longer term outlook for increasing demand within the wireless communications infrastructure industry."
    For the first quarter of 2005, total Americas revenues were $48.5 million or approximately 30% of revenues, as compared to $31.8 million or approximately 50% of revenues for the first quarter of 2004. Total sales to customers based in Asia accounted for approximately 10% of revenues or $16.7 million for the first quarter of 2005, compared to 20% of revenues or $12.3 million for the first quarter of 2004. Total Europe, Africa and Middle East revenues for the first quarter of 2005 were $97.0 million or approximately 60% of revenues, as compared to $19.2 million or approximately 30% of revenues for the first quarter of 2004.
    For the first quarter of 2005, sales of antenna systems totaled $43.2 million or 27% of total revenues, base station systems sales totaled $88.9 million or 55% of revenues, coverage systems sales totaled $20.3 million or 12% of revenues, and contract manufacturing accounted for $9.8 million or 6% of total revenues for the first quarter.
    For the first quarter of 2005, Powerwave's largest customers included Nortel Networks Corporation, which accounted for approximately 17% of revenues and Cingular Wireless and Nokia Corporation, each of which accounted for over 10% of revenues. In terms of customer profile for the first quarter of 2005, our total OEM sales accounted for approximately 49% of total revenues, total direct and operator sales accounted for approximately 45% of revenues, and contract manufacturing accounted for 6% of revenues for the quarter.

    Balance Sheet

    At April 3, 2005, Powerwave had total cash and cash equivalents of $275.7 million, which includes restricted cash of $6.8 million. Total net inventories were $61.2 million and net accounts receivable were $148.9 million.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions of LGP Allgon and Kaval Wireless, including restructuring charges and the amortization of certain intangible assets resulting from the purchase accounting valuation of both LGP Allgon and Kaval Wireless. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring charge will not impact future operating results, and the amortization of intangible assets is a non-cash expense.

    Purchase Accounting for Kaval Wireless

    Powerwave has made a preliminary allocation of the purchase consideration for the Kaval Wireless acquisition to tangible and intangible assets based on an estimate of the fair value determined by management with the assistance of independent valuation specialists. This allocation is preliminary and subject to change and any change might impact depreciation and amortization of certain tangible and intangible assets for future periods.

    Company Background

    Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.
    Attached to this news release are preliminary unaudited consolidated financial statements for the first quarter ended April 3, 2005.

    Conference Call

    Powerwave is providing a simultaneous Webcast and live dial-in number of its first quarter fiscal 2005 financial results conference call on Monday, May 2, 2005, at 6:00 AM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q1 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 786-2962 and enter reservation number 60946262. A replay of the Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 10:00 AM Pacific time on May 2, 2005 through May 16, 2005 by calling
(617) 801-6888 and entering reservation number 53970914.

    Forward-Looking Statements

    The foregoing statement regarding the outlook for increasing demand in the wireless communications infrastructure industry is a "forward looking statement." This statement is subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and new 3G networks; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended January 2, 2005, which is filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                           Three Months Ended
                                              (unaudited)

                                         Apr. 3,       Apr. 4,
                                          2005          2004

Net sales                               $162,179       $63,224
Cost of sales:
  Cost of goods                          119,036        52,450
  Intangible asset amortization            1,921             -

Total cost of sales                      120,957        52,450

Gross profit                              41,222        10,774

Operating expenses:
  Sales and marketing                      9,495         3,547
  Research and development                14,629         9,281
  General and administrative               8,615         3,603
  Intangible asset amortization            1,986             -
  In-process research and development        350             -

Total operating expenses                  35,075        16,431

Operating income (loss)                    6,147        (5,657)

Other income                                 233           351

Income (loss) before income taxes          6,380        (5,306)
Provision (benefit) for income taxes       1,009        (2,043)

Net income (loss)                         $5,371       $(3,263)

Earnings (loss) per share -- basic:         $.05         ($.05)
                       -- diluted:(1)       $.05         ($.05)


Weighted average common shares used in
computing per share amounts -- basic:     99,574        63,393
                          -- diluted:    131,229        63,393

------------------------------
(1) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which equals approximately $1.8 million for the first quarter 2005 on a pre-tax basis. The first quarter 2004 loss per share does not include an add back as that would be anti-dilutive.

                     POWERWAVE TECHNOLOGIES, INC.
                        PERCENTAGE OF NET SALES

                                          Three Months Ended
                                       -----------------------
                                             (unaudited)

                                       Apr. 3,         Apr. 4,
Statement of Operations Data:           2005            2004
-----------------------------          -------         -------

Net sales                              100.0%          100.0%
Cost of sales:
 Cost of goods                          73.4            83.0
 Intangible asset amortization           1.2               -

Total cost of sales                     74.6            83.0
                                       -------         -------
Gross profit                            25.4            17.0

Operating expenses:
  Sales and marketing                    5.9             5.6
  Research and development               9.0            14.7
  General and administrative             5.3             5.7
  Intangible asset amortization          1.2               -
  In-process research and development    0.2               -

Total operating expenses                21.6            26.0
                                       -------         -------
Operating income (loss)                  3.8            (9.0)
Other income                             0.1             0.6
                                       -------         -------
Income (loss) before income taxes        3.9            (8.4)
Provision (benefit) for income taxes     0.6            (3.2)
                                       -------         -------
Net income (loss)                        3.3%           (5.2)%
                                       =======         =======

                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                  RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)

                                          Three Months Ended
                                             (unaudited)
                                                             Pro Forma
                                  Apr. 3,       Adjust-       Apr. 3,
                                   2005          ments         2005
                                 ---------     ---------     ---------
Net sales                        $162,179                    $162,179
Cost of sales:
  Cost of goods                   119,036                     119,036
  Intangible asset amortization     1,921        (1,921)(1)         -
                                 ---------     ---------     ---------
Total cost of sales               120,957        (1,921)(1)   119,036
                                 ---------     ---------     ---------
Gross profit                       41,222         1,921        43,143
Operating expenses:
  Sales and marketing               9,495                       9,495
  Research and development         14,629                      14,629
  General and administrative        8,615                       8,615
  Intangible asset amortization     1,986        (1,986)(2)         -
  In-process R&D                      350          (350)(3)         -
                                 ---------     ---------     ---------
Total operating expenses           35,075        (2,336)       32,739
                                 ---------     ---------     ---------
Operating income                    6,147         4,257        10,404

Other income                          233                         233
                                 ---------                   ---------
Income before income taxes          6,380         4,257        10,637

Provision for income taxes          1,009           587 (4)     1,596
                                 ---------     ---------     ---------
Net income                         $5,371         3,670        $9,041
                                 =========     =========     =========
Earnings per share  -- basic:        $.05                        $.09
                  -- diluted:(5)     $.05                        $.08

Weighted average common shares
 used in computing per share
 amounts            -- basic:      99,574                      99,574
                  -- diluted:     131,229                     131,229

------------------------------
(1) This represents costs related to the amortization of acquired technology.
(2) This represents costs related to the amortization of other identified intangible assets.
(3) This represents the charge for acquired in-process research and development associated with the acquisition of Kaval Wireless.
(4) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective tax rate of 15%.
(5) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which equals approximately $1.8 million for the first quarter on a pre-tax basis.

                     POWERWAVE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                       April 3, 2005   January 2, 2005
                                      ---------------  ---------------
ASSETS:                                (unaudited)(1)    (audited)(2)


Cash and cash equivalents                   $268,818         $147,451
Short-term investments                             -          135,200
Restricted cash                                6,833            6,815
Accounts receivable, net                     148,865          133,060
Inventories, net                              61,225           65,819
Property, plant and equipment, net           140,290          146,430
Other assets                                 363,374          385,996
                                      ---------------  ---------------
Total Assets                                $989,405       $1,020,771
                                      ===============  ===============

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable                             $75,985          $79,534
Long-term debt                               330,000          330,000
Accrued expenses and other liabilities        89,824           95,625
Total shareholders' equity                   493,596          515,612
                                      ---------------  ---------------
Total Liabilities and Shareholders'
 Equity                                     $989,405       $1,020,771
                                      ===============  ===============

------------------------------
(1) April 3, 2005 balances are preliminary and subject to reclassification adjustments.
(2) January 2, 2005 balances were derived from audited financial statements.

    CONTACT: Powerwave Technologies, Inc.
             Kevin Michaels, 714-466-1608